Exhibit 10.1

WAIVER AND CONSENT AGREEMENT

January 19, 2016

Silicon Valley Bank

2400 Hanover Street

Palo Alto, California 94304

Attn:    Ms. Carley Brandt

Re:	Loan Arrangement Between Silicon Valley Bank (“Bank”) and

Real Goods Energy Tech, Inc., et al.

Dear Ms. Brandt:

Reference is made to that certain loan arrangement by and among Bank, REAL GOODS ENERGY TECH, INC. (“Real Goods Energy”), REAL GOODS TRADING CORPORATION (“Real Goods Trading”), ALTERIS RENEWABLES, INC., a Delaware corporation (“Alteris”) and REAL GOODS SYNDICATED, INC. (“Syndicated”), MERCURY ENERGY, INC. (“Mercury”), REAL GOODS SOLAR, INC. – MERCURY SOLAR (“Mercury Solar”), ELEMENTAL ENERGY, LLC (“Elemental”), and SUNETRIC MANAGEMENT LLC (“Sunetric”, and together with Real Goods Energy, Real Goods Trading, Alteris, Syndicated, Mercury, Mercury Solar and Elemental, individually and collectively, jointly and severally, the “Borrower”). Borrower’s obligations under the Loan Agreement are guarantied by REAL GOODS SOLAR, INC. (the “Guarantor”, and together with Borrower, jointly, severally, and collectively, the “Obligors”). Further reference is made to that certain Non-Recourse Loan Document Sale and Assignment Agreement of even date herewith (the “Assignment”) by and between Bank and SOLAR SOLUTIONS AND DISTRIBUTION, LLC (“Assignee”). Capitalized terms used herein and not otherwise defined here will have the meanings given to them in the Assignment.

Bank has been asked to assign, convey and transfer the Assigned Interest to Assignee pursuant to the terms of the Assignment, and Bank has agreed to do so, but only if Obligors consent to the Assignment in writing and waive and release all claims that Obligors may have against Bank (if any). Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Obligors agree as follows:

1.          Consent to Assignment. Each of the Obligors hereby: (a) consents to the Assignment; and (b) confirms and agrees that the Assignment complies fully with the requirements of the Loan Documents regarding assignment and that neither Assignor nor Assignee need to obtain any consents from, or take any further action with respect to, Obligors to effectuate such assignment, and if any such consents or further action are or were required, each of the Obligors hereby waives all such requirements.

2.          Waiver and Release. Each of the Obligors hereby acknowledges and agrees that it has no offsets, defenses, causes of action, suits, damages, claims, or counterclaims against Bank, SVB Financial Group, or their respective officers, directors, employees, attorneys, representatives, shareholders, predecessors, successor, and assigns (collectively, the “Bank Released Parties”) with respect to, in connection with, or arising from, the Loan Agreement, the other Loan Documents, the Assignment, any contracts, promises, commitments or other agreements to provide, arrange for, or obtain loans or other financial accommodations to or for Obligors, or otherwise, and that if any of the Obligors now has, or ever did have, any offsets, defenses, causes of action, suits, damages, claims, or counterclaims against one or more of the Bank Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and each of the Obligors hereby RELEASES the Bank Released Parties from any liability therefor.

3.          Entire Agreement. This letter agreement shall be binding upon Obligors and their respective employees, representatives, successors, and assigns, and shall inure to the benefit of Bank and the Bank Released Parties. This letter agreement and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Bank and Obligors, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this letter agreement, or any provision of any other document, instrument, or agreement between Bank and Obligors shall be effective unless executed in writing by a duly authorized officer of Bank.

4.          Counterpart. This letter agreement may be executed in multiple counterparts, each of which will constitute an original, but all of which when taken together will constitute a single contract. The delivery of an executed counterpart of a signature page of this letter agreement by email will be effective as delivery of a manually executed counterpart of this letter agreement.

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This letter agreement shall be construed in accordance with the laws of the State of New York, is intended to take effect as a sealed instrument, and has been executed by Obligors after consultation with independent counsel of its own selection, and is executed as of the date first set forth above.

Very truly yours,

REAL GOODS ENERGY TECH, INC.	REAL GOODS SYNDICATED, INC.

By:	By:
Name: Dennis Lacey	Name: Dennis Lacey
Title: Chief Executive Officer	Title: Chief Executive Officer

REAL GOODS ENERGY TRADING CORPORATION	ALTERIS RENEWABLES, INC.
By:
By:	Name: Dennis Lacey
Name: Dennis Lacey	Title: Chief Executive Officer
Title: Chief Executive Officer

MERCURY ENERGY, INC.	ELEMENTAL ENERGY, LLC

By:	By:
Name: Dennis Lacey	Name: Dennis Lacey
Title: Chief Executive Officer	Title: Chief Executive Officer

REAL GOODS SOLAR, INC. - MERCURY SOLAR	SUNETRIC MANAGEMENT LLC

By:	By:
Name: Dennis Lacey	Name: Dennis Lacey
Title: Chief Executive Officer	Title: Chief Executive Officer

REAL GOODS SOLAR, INC.
By:
Name: Dennis Lacey
Title: Chief Executive Officer

Signature Page to Waiver and Consent Agreement